UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 2003

                      OLYMPIC CASCADE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its chapter)

        Delaware                    001-12629                    36-4128138
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

            875 North Michigan Avenue, Suite 1560, Chicago, IL 60611 (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (312) 751-8833

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

As a result of various discussions with National Securities Corporation ("National"), the wholly owned subsidiary of Olympic Cascade Financial Corporation (the "Company"), and the National Association of Securities Dealers, Inc., on December 15, 2003, First Clearing Corporation ("First Clearing") agreed in principle to amend its clearing arrangement with the Company and National. Pursuant thereto, National has debited its clearing deposit with First Clearing in the amount of $500,000 for the benefit of the Company thereby reducing the Company's principal loan balance owed to First Clearing by such amount. Consequently, upon receipt by First Clearing of the $500,000, that certain Security Agreement dated August 23, 2001 between National and First Clearing has been terminated. Additionally, First Clearing has agreed to waive a payment of $375,000 due from the Company in the first quarter of 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Olympic Cascade Financial Corporation


December 22, 2003                       By: /s/ Mark Goldwasser
                                           -------------------------------------
                                           Mark Goldwasser
                                           President and Chief Executive Officer